Pricing Supplement No. 6,815

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 5, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Step-Down Jump Securities with Auto-Callable Feature due March 8, 2030

Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal.

￭Fixed coupon. The securities will pay a fixed coupon on each coupon payment date at the annual rate specified herein, until the securities are redeemed or reach maturity, whichever is earlier.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of the underlier is greater than or equal to the then-applicable call threshold level on any determination date for an early redemption payment equal to (i) the autocall payment with respect to the related determination date plus (ii) the fixed coupon with respect to the related interest period. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level is greater than or equal to the upside threshold level, investors will receive, in addition to the fixed coupon with respect to the final interest period, a fixed positive return at maturity. If the final level is less than the upside threshold level but is greater than or equal to the downside threshold level, investors will receive, in addition to the fixed coupon with respect to the final interest period, only the stated principal amount at maturity. If, however, the final level is less than the downside threshold level, although investors will still receive the fixed coupon with respect to the final interest period, investors will lose 1% for every 1% decline in the level of the underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity that exceeds the stated principal amount. You will not participate in any appreciation of the underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$260,000
Underlier:	S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”)
Strike date:	March 5, 2025
Pricing date:	March 5, 2025
Original issue date:	March 10, 2025
Observation date:	March 5, 2030, subject to postponement for non-trading days and certain market disruption events
Maturity date:	March 8, 2030
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$925.20 per security. See “Estimated Value of the Securities” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$10	$990
Total	$260,000	$2,600	$257,400

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $990 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated February 7, 2025 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Terms continued from the previous page
Fixed coupon:	Unless the securities have previously been automatically redeemed, a fixed coupon at an annual rate of 3.00% will be paid on the securities on each coupon payment date.
Automatic early redemption:

The securities are not subject to automatic early redemption until the first determination date. If, on any determination date, the closing level of the underlier is greater than or equal to the then-applicable call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of the underlier is less than the then-applicable call threshold level on the related determination date.

Early redemption payment:	The autocall payment with respect to the related determination date plus the fixed coupon with respect to the related interest period
Autocall payment:

The autocall payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 12.50% per annum, as set forth under “Determination Dates, Call Threshold Levels, Early Redemption Dates and Autocall Payments” below.

Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive, in addition to the fixed coupon with respect to the final interest period, a payment at maturity determined as follows:

•If the final level is greater than or equal to the upside threshold level:

$1,625.00

•If the final level is less than the upside threshold level but is greater than or equal to the downside threshold level:

stated principal amount

•If the final level is less than the downside threshold level:

stated principal amount × performance factor

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	The closing level of the underlier on the observation date
Upside threshold level:	1,678.271, which is 70% of the initial level
Downside threshold level:	1,438.518, which is 60% of the initial level
Coupon payment dates:

As set forth under “Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to the payment made on that succeeding business day. The coupon payment with respect to the final interest period shall be made on the maturity date.

First determination date:	March 9, 2026. Under no circumstances will the securities be redeemed prior to the first determination date.
Determination dates:	As set forth under “Determination Dates, Call Threshold Levels, Early Redemption Dates and Autocall Payments” below, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	As set forth under “Determination Dates, Call Threshold Levels, Early Redemption Dates and Autocall Payments” below
Initial level:	2,397.53, which is the closing level of the underlier on the strike date
Performance factor:	final level / initial level
CUSIP:	61778CR72
ISIN:	US61778CR726
Listing:	The securities will not be listed on any securities exchange.

Coupon Payment Dates
April 10, 2025
May 8, 2025
June 10, 2025
July 10, 2025
August 8, 2025
September 10, 2025
October 9, 2025
November 10, 2025
December 10, 2025
January 8, 2026
February 10, 2026
March 12, 2026
April 9, 2026

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Coupon Payment Dates
May 8, 2026
June 10, 2026
July 9, 2026
August 10, 2026
September 11, 2026
October 8, 2026
November 10, 2026
December 10, 2026
January 8, 2027
February 10, 2027
March 10, 2027
April 8, 2027
May 10, 2027
June 10, 2027
July 9, 2027
August 10, 2027
September 10, 2027
October 8, 2027
November 10, 2027
December 9, 2027
January 10, 2028
February 10, 2028
March 9, 2028
April 10, 2028
May 10, 2028
June 8, 2028
July 10, 2028
August 10, 2028
September 8, 2028
October 11, 2028
November 9, 2028
December 8, 2028
January 10, 2029
February 8, 2029
March 8, 2029
April 10, 2029
May 10, 2029
June 8, 2029
July 10, 2029
August 9, 2029
September 10, 2029
October 11, 2029
November 8, 2029
December 10, 2029
January 10, 2030
February 8, 2030
March 8, 2030 (maturity date)

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Determination Dates, Call Threshold Levels, Early Redemption Dates and Autocall Payments

Determination Date	Call Threshold Level		Early Redemption Date	Autocall Payment (per Security)
#1	March 9, 2026	2,397.53, which is 100.00% of the initial level	March 12, 2026	$1,125.00
#2	June 5, 2026	2,352.576, which is approximately 98.125% of the initial level	June 10, 2026	$1,156.25
#3	September 8, 2026	2,307.623, which is approximately 96.25% of the initial level	September 11, 2026	$1,187.50
#4	December 7, 2026	2,262.669, which is approximately 94.375% of the initial level	December 10, 2026	$1,218.75
#5	March 5, 2027	2,217.715, which is approximately 92.50% of the initial level	March 10, 2027	$1,250.00
#6	June 7, 2027	2,172.762, which is approximately 90.625% of the initial level	June 10, 2027	$1,281.25
#7	September 7, 2027	2,127.808, which is approximately 88.75% of the initial level	September 10, 2027	$1,312.50
#8	December 6, 2027	2,082.854, which is approximately 86.875% of the initial level	December 9, 2027	$1,343.75
#9	March 6, 2028	2,037.901, which is approximately 85.00% of the initial level	March 9, 2028	$1,375.00
#10	June 5, 2028	1,992.947, which is approximately 83.125% of the initial level	June 8, 2028	$1,406.25
#11	September 5, 2028	1,947.993, which is approximately 81.25% of the initial level	September 8, 2028	$1,437.50
#12	December 5, 2028	1,903.039, which is approximately 79.375% of the initial level	December 8, 2028	$1,468.75
#13	March 5, 2029	1,858.086, which is approximately 77.50% of the initial level	March 8, 2029	$1,500.00
#14	June 5, 2029	1,813.132, which is approximately 75.625% of the initial level	June 8, 2029	$1,531.25
#15	September 5, 2029	1,768.178, which is approximately 73.75% of the initial level	September 10, 2029	$1,562.50
#16	December 5, 2029	1,723.225, which is approximately 71.875% of the initial level	December 10, 2029	$1,593.75

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlier. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlier, instruments based on the underlier, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlier, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underlier, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a determination date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. You will receive a fixed coupon on each coupon payment date at the annual rate specified on the cover of this document until the securities are redeemed or reach maturity, whichever is earlier, regardless of the performance of the underlier. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of the underlier on each determination date. The payment at maturity will be determined by reference to the closing level of the underlier on the observation date. The actual initial level, call threshold levels, upside threshold level and downside threshold level were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	100.00*
Hypothetical upside threshold level:	70.00, which is 70% of the hypothetical initial level
Hypothetical downside threshold level:	60.00, which is 60% of the hypothetical initial level
Autocall payment:	The autocall payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 12.50% per annum, as follows:
	Determination Date	Hypothetical Call Threshold Level:	Payment per Security
	#1	100.00, which is 100.00% of the hypothetical initial level	$1,125.00
	#2	98.125, which is 98.125% of the hypothetical initial level	$1,156.25
	#3	96.25, which is 96.25% of the hypothetical initial level	$1,187.50
	#4	94.375, which is 94.375% of the hypothetical initial level	$1,218.75
	#5	92.50, which is 92.50% of the hypothetical initial level	$1,250.00
	#6	90.625, which is 90.625% of the hypothetical initial level	$1,281.25
	#7	88.75, which is 88.75% of the hypothetical initial level	$1,312.50
	#8	86.875, which is 86.875% of the hypothetical initial level	$1,343.75
	#9	85.00, which is 85.00% of the hypothetical initial level	$1,375.00
	#10	83.125, which is 83.125% of the hypothetical initial level	$1,406.25
	#11	81.25, which is 81.25% of the hypothetical initial level	$1,437.50
	#12	79.375, which is 79.375% of the hypothetical initial level	$1,468.75
	#13	77.50, which is 77.50% of the hypothetical initial level	$1,500.00
	#14	75.625, which is 75.625% of the hypothetical initial level	$1,531.25
	#15	73.75, which is 73.75% of the hypothetical initial level	$1,562.50
	#16	71.875, which is 71.875% of the hypothetical initial level	$1,593.75

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

No further payments will be made on the securities once they have been automatically redeemed.
Payment at maturity (if the final level is greater than or equal to the upside threshold level) (in addition to the fixed coupon with respect to the final interest period):	$1,625.00 per security
Fixed coupon:

3.00% per annum (corresponding to approximately $2.50 per interest period per security). The actual fixed coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical fixed coupon of $2.50 is used in these examples for ease of analysis.

*The hypothetical initial level of 100.00 for the underlier has been chosen for illustrative purposes only and does not represent the actual initial level of the underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underlier.

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a determination date:

	Closing Level of the Underlier	Early Redemption Payment
Hypothetical Determination Date #1	65.00 (less than the then-applicable call threshold level)	N/A
Hypothetical Determination Date #2	99.00 (greater than or equal to the then-applicable call threshold level)	$1,156.25 + $2.50 (the autocall payment with respect to the related determination date + the fixed coupon with respect to the related interest period)

On hypothetical determination date #1, because the closing level of the underlier is less than the then-applicable call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical determination date #2, because the closing level of the underlier is greater than or equal to the then-applicable call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the autocall payment with respect to the related determination date plus the fixed coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of the underlier is less than the then-applicable call threshold level on each determination date, the securities will not be automatically redeemed prior to maturity.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level	Payment at Maturity per Security (in addition to the fixed coupon of $2.50 with respect to the final interest period)
Example #1	180.00 (greater than or equal to the upside threshold level)	$1,625.00
Example #2	65.00 (less than the upside threshold level but greater than or equal to the downside threshold level)	$1,000
Example #3	30.00 (less than the downside threshold level)	$1,000 × performance factor = $1,000 × (30.00 / 100.00) = $300.00

In example #1, the final level is greater than or equal to the upside threshold level. Therefore, investors receive at maturity, in addition to the fixed coupon with respect to the final interest period, a payment corresponding to a return of approximately 12.50% per annum. Investors do not participate in any appreciation of the underlier.

In example #2, the final level is less than the upside threshold level but is greater than or equal to the downside threshold level. Therefore, investors receive at maturity, in addition to the fixed coupon with respect to the final interest period, the stated principal amount.

In example #3, the final level is less than the downside threshold level. Therefore, investors receive at maturity, in addition to the fixed coupon with respect to the final interest period, a payment that reflects a loss of 1% of principal for each 1% decline in the level of the underlier.

If the securities have not been automatically redeemed prior to maturity and the final level is less than the downside threshold level, you will be exposed to the negative performance of the underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the final level is less than the downside threshold level, the payout at maturity will be, in addition to the fixed coupon with respect to the final interest period, an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The appreciation potential of the securities is limited by the fixed autocall payment specified for each determination date or payment at maturity specified for the observation date, as applicable. The appreciation potential of the securities is limited by the applicable fixed autocall payment or payment at maturity, as applicable, payable only if the closing level of the underlier is greater than or equal to the then-applicable call threshold level on the related determination date or if the final level is greater than or equal to the upside threshold level, as applicable. In all cases, you will not participate in any appreciation of the underlier, which could be significant.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further fixed coupon or other payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of the underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlier;

ointerest and yield rates in the market;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlier or equity markets generally;

othe availability of comparable instruments;

othe composition of the underlier and changes in the component securities of the underlier;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of the underlier is at, below or not sufficiently above the downside threshold level, or if market interest rates rise.

You can review the historical closing levels of the underlier in the section of this document called “Historical Information.” You cannot predict the future performance of the underlier based on its historical performance. The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of the underlier will be greater than or equal to the then-applicable call threshold level on any determination date, or that the final level will be greater than or equal to the upside threshold level, as applicable, so that you will receive a payment on the securities that exceeds the stated principal amount. There can also be no assurance that the final level will be greater than or equal to the downside threshold level so that you do not suffer a significant loss on your initial investment in the securities.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a

Morgan Stanley Finance LLC

Step-Down Jump Securities with Auto-Callable Feature Principal at Risk Securities result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underlier, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%.

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We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭No assurance can be given that the investment strategy used to construct the underlier will achieve its intended results or that the underlier will be successful or will outperform any alternative index or strategy that might reference the futures contract. No assurance can be given that the investment strategy on which the underlier is based will be successful or that the underlier will outperform any alternative strategy that might be employed with respect to the futures contract. The underlier has been developed based on predetermined rules that may not prove to be advantageous or successful, and that will not be adjusted for market conditions.

￭The decrement of 4% per annum will adversely affect the performance of the underlier in all cases, whether the underlier appreciates or depreciates. The underlier includes a decrement feature, whereby 4% per annum is deducted daily from the level of the underlier. The level of the underlier will track the performance of an index from which no such decrement is deducted, and as a result, the underlier will underperform the tracked index in all cases. The level of the underlier may decline even if the prices of the futures contract increase. Because of the deduction of the decrement, the underlier will underperform the performance of an identical index without such a decrement feature.

￭The underlier is subject to risks associated with the use of significant leverage. At times, the underlier will use significant leverage in an effort to achieve its target volatility. When the underlier employs leverage, any declines in the prices of the futures contract will be magnified, resulting in accelerated losses.

￭The underlier may not be fully invested. The underlier is rebalanced on an intraday basis, meaning that it is rebalanced several times a day. When such rebalancing occurs, the underlier’s exposure to the futures contract will be less than 100% when the implied volatility of the futures contract is above 40%. If the underlier’s exposure to the futures contract is less than 100%, the underlier will not be fully invested, and any uninvested portion will earn no return. The underlier may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the futures contract on any such day. Additionally, the 4.0% per annum decrement is deducted daily, even when the underlier is not fully invested.

￭The underlier was established on August 30, 2024 and therefore has very limited operating history. The performances of the underlier and some of the component data have been retrospectively simulated for the period from January 1, 2020 to August 29, 2024. As such, performance for periods prior to the establishment of the underlier has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlier existed at any time during the period of the retrospective simulation. The methodology used for the calculation and retrospective simulation of the underlier has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

￭As the underlier is new and has very limited historical performance, any investment in the underlier may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the underlier prior to August 30, 2024 is hypothetical and back-tested, as the underlier did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oS&P® Dow Jones Indices LLC developed the rules of the underlier with the benefit of hindsight - that is, with the benefit of being able to evaluate how the underlier rules would have caused the underlier to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the underlier might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this document are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the underlier will rise or fall. The actual future performance of the underlier may bear little relation to the historical or hypothetical back-tested levels of the underlier.

Adjustments to the S&P® 500 Futures 40% Intraday 4% Decrement VT Index could adversely affect the value of the securities. As the underlying index publisher for the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, S&P® Dow Jones Indices LLC can make methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. An underlying index publisher has no obligation to consider your interests in calculating or revising an underlying index. An underlying index publisher may discontinue or suspend calculation or publication of an underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is

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different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

￭Because your return on the securities will depend upon the performance of the underlier(s), the securities are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oHigher future prices of a futures contract to which the underlier is linked relative to its current prices may adversely affect the value of the underlier and the value of the securities.

oSuspensions or disruptions of market trading in futures markets could adversely affect the value of the securities.

oLegal and regulatory changes could adversely affect the return on and value of the securities.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

S&P® 500 Futures 40% Intraday 4% Decrement VT Index Overview

Bloomberg Ticker Symbol: SPXF40D4

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The underlying index publisher with respect to the S&P® 500 Futures 40% Intraday 4% Decrement VT Index is S&P® Dow Jones Indices LLC, or any successor thereof. The underlier employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlier is subject to a 4.0% per annum daily decrement. For additional information about the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, see the information set forth under “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below.

The inception date for the underlier was August 30, 2024. All information regarding the underlier prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher, using the same methodology as is currently employed for calculating the underlier based on historical data. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlier existed at any time during the period of the retrospective simulation. Investors should be aware that no actual investment which allowed a tracking of the performance of the underlier was possible at any time prior to August 30, 2024. Such data must be considered illustrative only.

The closing level of the underlier on March 5, 2025 was 2,397.53. The following graph sets forth the hypothetical retrospective and daily closing levels of the underlier for the period noted below. No assurance can be given as to the closing level of the underlier at any time.

Underlier Daily Closing Levels January 1, 2020* to March 5, 2025

*The red vertical line indicates August 30, 2024, which is the date on which the underlier was established. All information regarding the underlier prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the tax consequences of an investment in the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders (as defined in the accompanying product supplement) as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $990 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement or in the prospectus. Each of the product supplement, the index supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.

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Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Overview

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “SPXF40D4 Index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The SPXF40D4 Index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices (“VWAPs”) of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the SPXF40D4 Index is subject to a 4.0% per annum daily decrement.

SPXF40D4 Index Strategy

The SPXF40D4 Index was developed to provide rules-based exposure to unfunded, rolling positions in the futures contract, with a maximum exposure to the futures contract of 400%.

E-mini S&P 500 Futures

E-mini S&P 500 Futures are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Chicago Mercantile Exchange (the “CME”), representing a contract unit of $50 multiplied by the level of the S&P 500® Index, measured in cents per index point.

E-mini S&P 500 Futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini S&P 500 Futures contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the E-mini S&P 500 Futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of the futures contract is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month. For more information on the S&P 500® Index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

SPXF40D4 Index Closing Level Calculation

On any day on which the level of the index is calculated (an “index calculation day”), the closing level of the SPXF40D4 Index will equal the sum of the cumulative return of the futures contract from the previous index calculation day to the current index calculation day (the “cumulative futures contract return”) and the closing level of the SPXF40D4 Index on the previous index calculation day minus a 4.0% per annum daily decrement (see “Decrement Deduction”).

The cumulative futures contract return from day t-1 to day t is calculated using hourly, volume-weighted data as follows:

(1)The product of (a) the VWAP of the futures contract calculated using execution window #1 on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)The sum of the product of (a) the VWAP of the futures contract calculated using execution window i on day t minus the VWAP of the futures contract calculated for the prior execution window i-1 on day t and (b) the number of futures contract units as of the prior observation window i-1 with respect to each of execution windows #2-7.

At the end of each execution window on an index calculation day, the intraday index level is calculated as follows:

With respect to execution window i=1 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)the closing level of the SPXF40D4 Index with respect to day t-1.

With respect to execution windows i=2 through i=6 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1;

(2)the closing level of the SPXF40D4 Index with respect to day t-1; and

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(3)the sum of the product of (a) the VWAP of the futures contract calculated for execution window i minus the VWAP of the futures contract calculated for the prior execution window i-1 and (b) the number of futures contract units as of the prior observation window i-1 for each of the execution windows on day t from and including execution window #2 through and including execution window i.

With respect to execution window i=7 on day t

The intraday index level with respect to execution window #7 on day t will be equal to the closing level of the SPXF40D4 Index with respect to day t.

Volume-Weighted Average Price (“VWAP”)

The closing level of the SPXF40D4 Index is in part calculated based on VWAPs of the futures contract calculated during different windows of time on the relevant index calculation days. The VWAP for the futures contract over a specific observation window is calculated by taking the sum of the products of (i) the price of a trade and (ii) the volume of such trade for all trades that occur within such observation window, and then dividing such sum by the total volume of trades that occur within the applicable observation window.

VWAP Observation and Execution Windows

For a scheduled full trading day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	10:00:00 to 10:05:00	09:55:00 to 10:15:00
2	11:00:00 to 11:05:00	10:55:00 to 11:15:00
3	12:00:00 to 12:05:00	11:55:00 to 12:15:00
4	13:00:00 to 13:05:00	12:55:00 to 13:15:00
5	14:00:00 to 14:05:00	13:55:00 to 14:15:00
6	15:00:00 to 15:05:00	14:55:00 to 15:15:00
7	15:55:00 to 16:00:00	15:55:00 to 16:00:00

For a scheduled full early close day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	12:55:00 to 13:00:00	12:55:00 to 13:00:00

All windows described above are in Eastern Time.

For VWAP calculations, trades that occur at times greater than or equal to the start time in a window and before the end time of the window are considered to have occurred within such window.

Calculating the Number of Futures Contract Units

When calculating the cumulative futures contract return, the number of futures contract units in the relevant observation window is calculated based on whether or not such observation window occurs on a day that is five business days prior to the expiry date of the current futures contract (an “index futures contract roll date”).

If day is not an index futures contract roll date, then:

the number of futures contract units as of observation window on day will be equal to where,

= The weight determined on day at the final observation window

= The weight determined on day at observation window

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If day is an index futures contract roll date, then:

for each observation window on day , except for the final observation window that occurs on such day, the number of futures contract units will be calculated as if day were not an index futures contract roll date.

However, when day is an index futures contract roll date, the number of futures contract units with respect to the final observation will be calculated as follows:

where,

= The number of units of the rolling-out futures contract as of the final observation window N on day

= The VWAP of the rolling-out futures contract calculated using execution window N - 1 on day

= The VWAP of the rolling-out futures contract calculated using execution window N on day

= The VWAP of the rolling-in futures contract calculated using execution window N on day

The weight used to calculate the number of futures contract units in an observation window is based on the target volatility level for the SPXF40D4 Index and the realized volatility of the futures contract. There is a 35% cap on the change in weight from the weight used in the prior observation window, whether such change is positive or negative.

Decrement Deduction

The SPXF40D4 Index applies a 4.0% per annum daily decrement that will adversely affect the performance of the SPXF40D4 Index in all cases, regardless of whether the SPXF40D4 Index appreciates or depreciates. The decrement feature is applied so that 4.0% per annum is deducted daily from the closing level of the SPXF40D4 Index. The decrement is applied daily after any leverage has been applied. Because of the deduction of the decrement, the SPXF40D4 Index will underperform the performance of an identical index without such a decrement feature.

Volatility Targeting

On a daily basis, the SPXF40D4 Index’s exposure to the futures contract is adjusted in an effort to seek a target volatility of 40%. If the volatility level of the SPXF40D4 Index is less than the target volatility of 40%, the SPXF40D4 Index will employ leveraged exposure of up to four times (meaning the SPXF40D4 Index can have up to 400% exposure to the futures contract) to seek to achieve the target volatility. Under no circumstances will the SPXF40D4 Index employ exposure of greater than 400% to the futures contract. If the volatility level of the SPXF40D4 Index is above 40%, the SPXF40D4 Index’s exposure to the futures contract will be reduced to be less than 100% in an effort to seek the target volatility of 40%.

Intraday Rebalancing

The SPXF40D4 Index is rebalanced on an intraday basis, meaning that it is rebalanced at the end of each execution window that occurs on an index calculation day. Certain market disruption events, such as an unscheduled full-day market closure, may affect the timing of a rebalancing so that such rebalancing instead occurs on the next business day on which all necessary data is available.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this document, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the SPXF40D4 Index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate

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the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house.

Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.